UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2006

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51788	54-2185193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Oracle Corporation (“Oracle”) under Items 2.01, 7.01 and 9.01 on January 31, 2006 (the “Initial 8-K”). Amendment No. 1 is being filed to include the financial information required under Item 9.01.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, on January 31, 2006, Oracle acquired Siebel Systems, Inc. (“Siebel Systems”) in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 12, 2005, as amended, by and among Oracle Systems Corporation (formerly named Oracle Corporation and referred to herein as “Oracle Systems”), Siebel Systems, Oracle (formerly named Ozark Holding Inc.), Ozark Merger Sub Inc. (“Oracle Merger Sub”) and Sierra Merger Sub Inc. (“Siebel Merger Sub”). Also on January 31, 2006, Siebel Merger Sub (a wholly-owned subsidiary of Oracle) merged with and into Siebel Systems (the “Siebel Systems Merger”) and Oracle Merger Sub (a wholly-owned subsidiary of Oracle) merged with and into Oracle Systems (the “Oracle Merger” and together with the Siebel Systems Merger, the “Mergers”). As a result of the Mergers, each of Oracle Systems and Siebel Systems became a wholly-owned subsidiary of Oracle. The aggregate consideration paid to former Siebel Systems stockholders in connection with the Merger Agreement consisted of approximately $4.1 billion in cash and approximately 140.7 million shares of Oracle common stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired

The audited consolidated financial statements of Siebel Systems as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by the reference.

(b)	Pro forma financial information

Incorporated herein by reference from Oracle Systems Corporation’s Current Report on Form 8-K filed January 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: March 2, 2006	By:	/s/ SAFRA A. CATZ
Safra A. Catz President and Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of KPMG LLP

99.1	Siebel Systems, Inc. audited consolidated financial statements as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005